December 5, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$1,549,000
Auto Callable Contingent Interest Notes Linked to the Least
Performing of the Common Stock of Advanced Micro Devices,
Inc., the Class A Common Stock of Coinbase Global, Inc. and
the Common Stock of Oracle Corporation due December 9, 2032
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each monthly Interest
Review Date for which the closing price of one share of each of the Reference Stocks is greater than or equal to 75.00%
of its Initial Value, which we refer to as an Interest Barrier.
• If the closing price of one share of each Reference Stock is greater than or equal to its Interest Barrier on any Interest
Review Date, investors will receive, in addition to the Contingent Interest Payment with respect to that Interest Review
Date, any previously unpaid Contingent Interest Payments for prior Interest Review Dates.
• The notes will be automatically called if the closing price of one share of each Reference Stock on any quarterly Autocall
Review Date is greater than or equal to its Initial Value.
• The earliest date on which an automatic call may be initiated is December 7, 2026.
• Investors should be willing to accept the risk that no Contingent Interest Payment may be made with respect to some or all Interest Review Dates, while seeking full repayment of principal at maturity.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Reference Stocks. Payments on the notes are linked to the performance of each of the Reference Stocks individually, as described below.
• Notwithstanding the name and the business model of Coinbase Global, Inc., the notes do not provide direct exposure to cryptocurrencies and the performance of the Class A common stock of Coinbase Global, Inc. will be based on Coinbase Global, Inc.’s business model of providing a platform that serves as an on-ramp to the onchain economy and enables users to engage in a variety of activities with their crypto assets in both proprietary and third-party product experiences enabled by access to decentralized applications. As such, the performance of the Class A common stock of Coinbase Global, Inc. may not be correlated with the price of any particular cryptocurrency, such as bitcoin.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on December 5, 2025 and are expected to settle on or about December 10, 2025.
• CUSIP: 48136L7K9
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$36.25
$963.75
Total
$1,549,000
$56,151.25
$1,492,848.75
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $36.25 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $941.30 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Reference Stocks: As specified under “Key Terms Relating to
the Reference Stocks” in this pricing supplement
Contingent Interest Payments: If the notes have not been
automatically called and the closing price of one share of each
Reference Stock on any Interest Review Date is greater than or equal to its Interest Barrier, you will receive on the applicable
Interest Payment Date for each $1,000 principal amount note a
Contingent Interest Payment equal to $5.8333 (equivalent to a
Contingent Interest Rate of 7.00% per annum, payable at a rate of 0.58333% per month), plus any previously unpaid Contingent
Interest Payments for any prior Interest Review Dates.
If the Contingent Interest Payment is not paid on any Interest
Payment Date, that unpaid Contingent Interest Payment will be paid on a later Interest Payment Date if the closing price of one share of each Reference Stock on the Interest Review Date
related to that later Interest Payment Date is greater than or equal to its Interest Barrier. You will not receive any unpaid
Contingent Interest Payments if the closing price of one share of any Reference Stock on each subsequent Interest Review
Date is less than its Interest Barrier.
Contingent Interest Rate: 7.00% per annum, payable at a rate of 0.58333% per month
Interest Barrier: With respect to each Reference Stock,
75.00% of its Initial Value, as specified under “Key Terms
Relating to the Reference Stocks” in this pricing supplement
Pricing Date: December 5, 2025
Original Issue Date (Settlement Date): On or about December
10, 2025
Interest Review Dates*: January 5, 2026, February 5, 2026,
March 5, 2026, April 6, 2026, May 5, 2026, June 5, 2026, July
6, 2026, August 5, 2026, September 8, 2026, October 5, 2026,
November 5, 2026, December 7, 2026, January 5, 2027,
February 5, 2027, March 5, 2027, April 5, 2027, May 5, 2027,
June 7, 2027, July 6, 2027, August 5, 2027, September 7, 2027,
October 5, 2027, November 5, 2027, December 6, 2027,
January 5, 2028, February 7, 2028, March 6, 2028, April 5,
2028, May 5, 2028, June 5, 2028, July 5, 2028, August 7, 2028,
September 5, 2028, October 5, 2028, November 6, 2028,
December 5, 2028, January 5, 2029, February 5, 2029, March
5, 2029, April 5, 2029, May 7, 2029, June 5, 2029, July 5, 2029,
August 6, 2029, September 5, 2029, October 5, 2029,
November 5, 2029, December 5, 2029, January 7, 2030,
February 5, 2030, March 5, 2030, April 5, 2030, May 6, 2030,
June 5, 2030, July 5, 2030, August 5, 2030, September 5, 2030,
October 7, 2030, November 5, 2030, December 5, 2030,
January 6, 2031, February 5, 2031, March 5, 2031, April 7,
2031, May 5, 2031, June 5, 2031, July 7, 2031, August 5, 2031,
September 5, 2031, October 6, 2031, November 5, 2031,
December 5, 2031, January 5, 2032, February 5, 2032, March
5, 2032, April 5, 2032, May 5, 2032, June 7, 2032, July 6, 2032,
August 5, 2032, September 7, 2032, October 5, 2032,
November 5, 2032 and December 6, 2032 (the “final Review
Date”)
Autocall Review Dates*: December 7, 2026, March 5, 2027,
June 7, 2027, September 7, 2027, December 6, 2027, March 6,
2028, June 5, 2028, September 5, 2028, December 5, 2028,
March 5, 2029, June 5, 2029, September 5, 2029, December 5,
2029, March 5, 2030, June 5, 2030, September 5, 2030,
December 5, 2030, March 5, 2031, June 5, 2031, September 5,
2031, December 5, 2031, March 5, 2032, June 7, 2032 and
September 7, 2032
Interest Payment Dates*: January 8, 2026, February 10, 2026,
March 10, 2026, April 9, 2026, May 8, 2026, June 10, 2026,
July 9, 2026, August 10, 2026, September 11, 2026, October 8,
2026, November 10, 2026, December 10, 2026, January 8,
2027, February 10, 2027, March 10, 2027, April 8, 2027, May
10, 2027, June 10, 2027, July 9, 2027, August 10, 2027,
September 10, 2027, October 8, 2027, November 10, 2027,
December 9, 2027, January 10, 2028, February 10, 2028,
March 9, 2028, April 10, 2028, May 10, 2028, June 8, 2028,
July 10, 2028, August 10, 2028, September 8, 2028, October
11, 2028, November 9, 2028, December 8, 2028, January 10,
2029, February 8, 2029, March 8, 2029, April 10, 2029, May 10,
2029, June 8, 2029, July 10, 2029, August 9, 2029, September
10, 2029, October 11, 2029, November 8, 2029, December 10,
2029, January 10, 2030, February 8, 2030, March 8, 2030, April
10, 2030, May 9, 2030, June 10, 2030, July 10, 2030, August 8,
2030, September 10, 2030, October 10, 2030, November 8,
2030, December 10, 2030, January 9, 2031, February 10, 2031,
March 10, 2031, April 10, 2031, May 8, 2031, June 10, 2031,
July 10, 2031, August 8, 2031, September 10, 2031, October 9,
2031, November 10, 2031, December 10, 2031, January 8,
2032, February 10, 2032, March 10, 2032, April 8, 2032, May
10, 2032, June 10, 2032, July 9, 2032, August 10, 2032,
September 10, 2032, October 8, 2032, November 10, 2032 and
the Maturity Date
Maturity Date*: December 9, 2032
Call Settlement Date*: If the notes are automatically called on any Autocall Review Date, the first Interest Payment Date
immediately following that Autocall Review Date
Automatic Call:
If the closing price of one share of each Reference Stock on any Autocall Review Date is greater than or equal to its Initial
Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus
(b) the Contingent Interest Payment applicable to the Interest
Review Date corresponding to that Autocall Review Date plus
(c) any previously unpaid Contingent Interest Payments for any prior Interest Review Dates, payable on the applicable Call
Settlement Date. No further payments will be made on the
notes.
Payment at Maturity:
If the notes have not been automatically called, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent Interest
Payment, if any, applicable to the final Review Date plus (c) if the Contingent Interest Payment applicable to the final Review
Date is payable, any previously unpaid Contingent Interest
Payments for any prior Interest Review Dates.
You are entitled to repayment of principal in full at maturity, subject to the credit risks of JPMorgan Financial and JPMorgan
Chase & Co.
Least Performing Reference Stock: The Reference Stock
with the Least Performing Stock Return
Least Performing Stock Return: The lowest of the Stock
Returns of the Reference Stocks
Stock Return:
With respect to each Reference Stock,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the Pricing Date, as specified under “Key Terms Relating to the Reference
Stocks” in this pricing supplement
Final Value: With respect to each Reference Stock, the closing price of one share of that Reference Stock on the final Review
Date
Stock Adjustment Factor: With respect to each Reference
Stock, the Stock Adjustment Factor is referenced in determining the closing price of one share of that Reference Stock and is set equal to 1.0 on the Pricing Date. The Stock Adjustment Factor
of each Reference Stock is subject to adjustment upon the
occurrence of certain corporate events affecting that Reference
Stock. See “The Underlyings — Reference Stocks — Anti-
Dilution Adjustments” and “The Underlyings — Reference
Stocks — Reorganization Events” in the accompanying product
supplement for further information.
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to Multiple Underlyings” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Key Terms Relating to the Reference Stocks
Reference Stock
Bloomberg
Ticker Symbol
Initial Value
Interest Barrier
Common stock of Advanced Micro Devices, Inc., par value $0.01 per share
AMD
$217.97
$163.4775
Class A common stock of Coinbase Global, Inc., par value $0.00001 per share
COIN
$269.73
$202.2975
Common stock of Oracle Corporation, par value $0.01 per share
ORCL
$217.58
$163.185
Supplemental Terms of the Notes
Any values of the Reference Stocks, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes.
Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with Interest Review Dates Preceding the Final Review Date
The closing price of one share of each Reference
Stock is greater than or equal to its Interest Barrier.
The closing price of one share of any Reference Stock
is less than its Interest Barrier.
Interest Review Dates Preceding the Final Review Date That Are Not Autocall Review Dates
Compare the closing price of one share of each Reference Stock to its Interest Barrier on each Interest Review Date that is not an Autocall
Review Date until the final Review Date or any earlier automatic call. Refer to the second diagram if an Interest Review Date is also an Autocall
Review Date.
You will receive (a) a Contingent Interest Payment on the
applicable Interest Payment Date plus (b) any previously unpaid
Contingent Interest Payments for any prior Interest Review Dates.
Proceed to the next Interest Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Interest Review Date.
Proceed to the next Interest Review Date.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Payment at Maturity If the Notes Have Not Been Automatically Called
The notes will be automatically called on the applicable Call Settlement Date and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Interest
Review Date plus (c) any previously unpaid Contingent Interest Payments for any prior
Interest Review Dates.
No further payments will be made on the notes.
Interest Review Dates That Are Also Autocall Review Dates
Automatic Call
The closing price of one
share of each Reference
Stock is greater than or
equal to its Initial Value.
The closing price of one
share of any Reference
Stock is less than its
Initial Value.
Initial
Value
You will receive (a) a Contingent
Interest Payment on the applicable
Interest Review Date plus (b) any
previously unpaid Contingent Interest
Payments for any prior Interest
Review Dates.
Proceed to the next Interest Review
Date.
The closing price of one
share of each Reference
Stock is greater than or
equal to its Interest
Barrier.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Interest Review Date.
Proceed to the next Interest Review
Date.
The closing price of one
share of any Reference
Stock is less than its
Interest Barrier.
Compare the closing price of one share of each Reference Stock to its Initial Value and its Interest Barrier on each Interest
Review Date that is also an Autocall Review Date until any earlier automatic call.
Autocall Review Dates
You will receive (a) $1,000 plus (b) the Contingent Interest Payment, if any, applicable to the final
Review Date plus (c) if the Contingent Interest Payment applicable to the final Review Date is payable, any previously unpaid Contingent Interest Payments for any prior Interest Review Dates.
The notes are not
automatically called.
Proceed to maturity
Payment at Maturity

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 7.00% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
84
$490.0000
83
$484.1667
82
$478.3333
81
$472.5000
80
$466.6667
79
$460.8333
78
$455.0000
77
$449.1667
76
$443.3333
75
$437.5000
74
$431.6667
73
$425.8333
72
$420.0000
71
$414.1667
70
$408.3333
69
$402.5000
68
$396.6667
67
$390.8333
66
$385.0000
65
$379.1667
64
$373.3333
63
$367.5000
62
$361.6667
61
$355.8333
60
$350.0000
59
$344.1667
58
$338.3333
57
$332.5000
56
$326.6667
55
$320.8333
54
$315.0000
53
$309.1667
52
$303.3333
51
$297.5000
50
$291.6667
49
$285.8333
48
$280.0000
47
$274.1667
46
$268.3333
45
$262.5000
44
$256.6667
43
$250.8333
42
$245.0000
41
$239.1667
40
$233.3333
39
$227.5000
38
$221.6667
37
$215.8333
36
$210.0000
35
$204.1667
34
$198.3333
33
$192.5000
32
$186.6667

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
31
$180.8333
30
$175.0000
29
$169.1667
28
$163.3333
27
$157.5000
26
$151.6667
25
$145.8333
24
$140.0000
23
$134.1667
22
$128.3333
21
$122.5000
20
$116.6667
19
$110.8333
18
$105.0000
17
$99.1667
16
$93.3333
15
$87.5000
14
$81.6667
13
$75.8333
12
$70.0000
11
$64.1667
10
$58.3333
9
$52.5000
8
$46.6667
7
$40.8333
6
$35.0000
5
$29.1667
4
$23.3333
3
$17.5000
2
$11.6667
1
$5.8333
0
$0.0000
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Reference Stocks, assuming a range of performances for the hypothetical Least Performing Reference Stock on the Interest Review Dates and the Autocall Review Dates.
Solely for purposes of this section, the Least Performing Reference Stock with respect to each Autocall Review Date or
Interest Review Date is the least performing of the Reference Stocks determined based on the closing price of one share of each Reference Stock on that Autocall Review Date or Interest Review Date, as applicable, compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• an Initial Value for each Reference Stock of $100.00;
• an Interest Barrier for each Reference Stock of $75.00 (equal to 75.00% of its hypothetical Initial Value); and
• a Contingent Interest Rate of 7.00% per annum.
The hypothetical Initial Value of each Reference Stock of $100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value of any Reference Stock. The actual Initial Value of each Reference Stock is the closing price of one share of that Reference Stock on the Pricing Date and is specified under “Key Terms Relating to the Reference Stocks” in this pricing supplement. For historical data regarding the actual closing prices of one share of each Reference Stock, please see the historical information set forth under “The Reference Stocks” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Example 1 — Notes are automatically called on the first Autocall Review Date.
Date
Closing Price of One Share
of Least Performing
Reference Stock
Payment (per $1,000 principal amount note)
First Interest Review Date
$105.00
$5.8333
Second Interest Review Date
$50.00
$0
Third through Eleventh
Interest Review Dates
Less than Interest Barrier
$0
Twelfth Interest Review Date
(first Autocall Review Date)
$110.00
$1,064.1667
Total Payment
$1,070.00 (7.00% return)
Because the closing price of one share of each Reference Stock on the first Autocall Review Date, which is also the twelfth Interest
Review Date, is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,064.1667 (or $1,000 plus the Contingent Interest Payment applicable to the twelfth Interest Review Date plus the unpaid Contingent Interest Payments for any prior Interest Review Dates), payable on the applicable Call Settlement Date.
When added to the Contingent Interest Payment received with respect to the prior Interest Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,070.00. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value of the Least Performing Reference Stock is
greater than or equal to its Interest Barrier.
Date
Closing Price of One Share
of Least Performing
Reference Stock
Payment (per $1,000 principal amount note)
First Interest Review Date
$95.00
$5.8333
Second Interest Review Date
$85.00
$5.8333
Third through Eighty-Third
Interest Review Dates
Less than Interest Barrier
$0
Final Review Date
$90.00
$1,478.3333
Total Payment
$1,490.00 (49.00% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Reference Stock is greater than or equal to its Interest Barrier, the payment at maturity, for each $1,000 principal amount note, will be $1,478.3333 (or $1,000 plus the
Contingent Interest Payment applicable to the final Review Date plus the unpaid Contingent Interest Payments for any prior Interest
Review Dates). When added to the Contingent Interest Payments received with respect to the prior Interest Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,490.00.
Example 3 — Notes have NOT been automatically called and the Final Value of the Least Performing Reference Stock is less than its Interest Barrier.
Date
Closing Price of One Share
of Least Performing
Reference Stock
Payment (per $1,000 principal amount note)
First Interest Review Date
$40.00
$0
Second Interest Review Date
$45.00
$0
Third through Eighty-Third
Interest Review Dates
Less than Interest Barrier
$0
Final Review Date
$40.00
$1,000.00
Total Payment
$1,000.00 (0.00% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Reference Stock is less than its
Interest Barrier, the payment at maturity, for each $1,000 principal amount note, will be $1,000.00.
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• THE NOTES MAY NOT PAY MORE THAN THE PRINCIPAL AMOUNT AT MATURITY —
If the notes have not been automatically called, you will receive only the principal amount of your notes (plus the Contingent
Interest Payment, if any, applicable to the final Review Date plus if the Contingent Interest Payment applicable to the final Review
Date is payable, any previously unpaid Contingent Interest Payments for any prior Interest Review Dates) at maturity, and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to an Interest Review
Date (and we will pay you any previously unpaid Contingent Interest Payments for any prior Interest Review Dates) only if the closing price of one share of each Reference Stock on that Interest Review Date is greater than or equal to its Interest Barrier. If the closing price of one share of any Reference Stock on that Interest Review Date is less than its Interest Barrier, no Contingent
Interest Payment will be made with respect to that Interest Review Date. You will not receive any unpaid Contingent Interest
Payments if the closing price of one share of any Reference Stock on each subsequent Interest Review Date is less than its
Interest Barrier. Accordingly, if the closing price of one share of any Reference Stock on each Interest Review Date is less than its
Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Reference Stock, which may be significant. You will not participate in any appreciation of any
Reference Stock.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH REFERENCE STOCK —
Payments on the notes are not linked to a basket composed of the Reference Stocks and are contingent upon the performance of each individual Reference Stock. Poor performance by any of the Reference Stocks over the term of the notes may result in the notes not being automatically called on an Autocall Review Date, may negatively affect whether you will receive a Contingent
Interest Payment on any Interest Payment Date and will not be offset or mitigated by positive performance by any other Reference
Stock.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
• WHETHER A CONTINGENT INTEREST PAYMENT WILL BE PAYABLE AND WHETHER THE NOTES WILL BE
AUTOMATICALLY CALLED WILL BE DETERMINED BY THE LEAST PERFORMING REFERENCE STOCK.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT RECEIVE DIVIDENDS ON ANY REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO ANY
REFERENCE STOCK.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A REFERENCE STOCK FALLING BELOW ITS INTEREST
BARRIER IS GREATER IF THE PRICE OF ONE SHARE OF THAT REFERENCE STOCK IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of one share of the Reference Stocks. Additionally, independent pricing vendors and/or third party broker-
dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary
market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Reference Stocks
• NO AFFILIATION WITH ANY REFERENCE STOCK ISSUER —
We have not independently verified any of the information about any Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into each Reference Stock and its issuer. We are not responsible for any Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
• LIMITED TRADING HISTORY WITH RESPECT TO THE CLASS A COMMON STOCK OF COINBASE GLOBAL, INC. —
The Class A common stock of Coinbase Global, Inc. commenced trading on The Nasdaq Stock Market on April 14, 2021 and therefore has limited historical performance. Accordingly, historical information for this Reference Stock is available only since that date. Past performance should not be considered indicative of future performance.
• THE ANTI-DILUTION PROTECTION FOR EACH REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect a Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
The Reference Stocks
All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources, without independent verification. Each Reference Stock is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on the exchange provided in the table below, which we refer to as the relevant exchange for purposes of that Reference Stock in the accompanying product supplement. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided in the table below, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. We obtained the closing prices below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.
Reference Stock
Bloomberg Ticker
Symbol
Relevant
Exchange
SEC File
Number
Closing Price on
December 5, 2025
Common stock of Advanced Micro Devices,
Inc., par value $0.01 per share
AMD
The Nasdaq Stock
Market
001-07882
$217.97
Class A common stock of Coinbase Global,
Inc., par value $0.00001 per share
COIN
The Nasdaq Stock
Market
001-40289
$269.73
Common stock of Oracle Corporation, par value
$0.01 per share
ORCL
New York Stock
Exchange
001-35992
$217.58
According to publicly available filings of the relevant Reference Stock issuer with the SEC:
• Advanced Micro Devices, Inc. is a semiconductor company whose products include Artificial Intelligence (AI) Accelerators, x86 microprocessors (CPUs) and graphics processing units (GPUs), as standalone devices or as incorporated into accelerated processing units (APUs), chipsets, data center and professional GPUs, embedded processors, semi-custom System-on-Chip
(SoC) products, microprocessor and SoC development services and technology, data processing units (DPUs), Field
Programmable Gate Arrays (FPGAs), System on Modules (SOMs), Smart Network Interface Cards (SmartNICs) and Adaptive
SoC products. From time to time, Advanced Micro Devices, Inc. may also sell or license portions of its intellectual property portfolio.
• Coinbase Global, Inc. provides a platform that serves as an on-ramp to the onchain economy and enables users to engage in a variety of activities with their crypto assets in both proprietary and third-party product experiences enabled by access to decentralized applications.
• Oracle Corporation provides products and services that address enterprise information technology needs, including applications and infrastructure technologies.
Historical Information
The following graphs set forth the historical performance of each Reference Stock (other than the Class A common stock of Coinbase
Global, Inc.) based on the weekly historical closing prices of one share of that Reference Stock from January 3, 2020 through
December 5, 2025 and the historical performance of the Class A common stock of Coinbase Global, Inc. based on the weekly historical closing prices of one share of that Reference Stock from April 16, 2021 through December 5, 2025. The Class A common stock of
Coinbase Global, Inc. commenced trading on The Nasdaq Stock Market on April 14, 2021 and therefore has limited historical performance. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
The historical closing prices of one share of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Reference Stock on any Interest Review Date or Autocall Review
Date. There can be no assurance that the performance of the Reference Stocks will result in the payment of any interest.

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Tax Treatment
There is uncertainty regarding the U.S. federal income tax consequences of an investment in the notes due to the lack of governing authority. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences,” and in particular the subsection thereof entitled “— Tax Consequences to U.S. Holders — Notes with a Term of More than One Year — Notes Treated as
Contingent Payment Debt Instruments” in the accompanying product supplement no. 3-I. Based on current market conditions, we intend to treat the notes for U.S. federal income tax purposes as “contingent payment debt instruments.” Assuming this treatment is respected, as discussed in that subsection, unlike a traditional debt instrument that provides for periodic payments of interest at a single fixed rate, with respect to which a cash-method investor generally recognizes income only upon receipt of stated interest, you generally will be required to accrue original issue discount (“OID”) on your notes in each taxable year at the “comparable yield,” as determined by us, subject to certain adjustments to reflect the difference between the actual and “projected” amounts of any payments you receive during the year, with the result that your taxable income in any year may differ significantly from the Contingent Interest Payments, if any, you receive in that year. Upon sale or exchange (including at maturity), you will recognize taxable income or loss equal to the difference between the amount received from the sale or exchange and your adjusted basis in the note, which generally will equal the cost thereof, increased by the amount of OID you have accrued in respect of the note (determined without regard to any of the adjustments described above), and decreased by the amount of any projected payments in respect of the note through the date of the sale or exchange. You generally must treat any income as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss. The deductibility of capital losses is subject to limitations. You should consult your tax adviser concerning the application of these rules. The discussions herein and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. Purchasers who are not initial purchasers of notes at their issue price should consult their tax advisers with respect to the tax consequences of an investment in notes, including the treatment of the difference, if any, between the basis in their notes and the notes’ adjusted issue price.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The discussions in the preceding paragraphs, when read in combination with the section entitled “Material U.S. Federal Income Tax
Consequences” (and in particular the subsection thereof entitled “— Tax Consequences to U.S. Holders — Notes with a Term of More than One Year — Notes Treated as Contingent Payment Debt Instruments”) in the accompanying product supplement, to the extent they reflect statements of law, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of the notes.
Comparable Yield and Projected Payment Schedule
Although it is not entirely clear how the comparable yield and projected payment schedule should be determined when a debt instrument may be redeemed by the issuer prior to maturity, we have determined that the “comparable yield” is an annual rate of
4.77%, compounded monthly. Based on our determination of the comparable yield, the “projected payment schedule” per $1,000 principal amount note consists of the following payments:
Payment Dates
Projected Payment
Amounts
January 8, 2026
$11.57
February 10, 2026
$11.06
March 10, 2026
$10.55
April 9, 2026
$10.04
May 8, 2026
$9.53

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Payment Dates
Projected Payment
Amounts
June 10, 2026
$9.02
July 9, 2026
$8.51
August 10, 2026
$8.00
September 11, 2026
$7.49
October 8, 2026
$6.98
November 10, 2026
$6.47
December 10, 2026
$5.61
January 8, 2027
$5.46
February 10, 2027
$5.31
March 10, 2027
$5.16
April 8, 2027
$5.01
May 10, 2027
$4.86
June 10, 2027
$4.71
July 9, 2027
$4.56
August 10, 2027
$4.41
September 10, 2027
$4.26
October 8, 2027
$4.11
November 10, 2027
$3.96
December 9, 2027
$3.92
January 10, 2028
$3.86
February 10, 2028
$3.80
March 9, 2028
$3.75
April 10, 2028
$3.69
May 10, 2028
$3.63
June 8, 2028
$3.57
July 10, 2028
$3.51
August 10, 2028
$3.46
September 8, 2028
$3.40
October 11, 2028
$3.34
November 9, 2028
$3.28
December 8, 2028
$3.20
January 10, 2029
$3.16
February 8, 2029
$3.11
March 8, 2029
$3.07
April 10, 2029
$3.03
May 10, 2029
$2.99
June 8, 2029
$2.94
July 10, 2029
$2.90
August 9, 2029
$2.86
September 10, 2029
$2.82
October 11, 2029
$2.77
November 8, 2029
$2.73
December 10, 2029
$2.70

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Payment Dates
Projected Payment
Amounts
January 10, 2030
$2.67
February 8, 2030
$2.64
March 8, 2030
$2.61
April 10, 2030
$2.58
May 9, 2030
$2.55
June 10, 2030
$2.51
July 10, 2030
$2.48
August 8, 2030
$2.45
September 10, 2030
$2.42
October 10, 2030
$2.39
November 8, 2030
$2.36
December 10, 2030
$2.34
January 9, 2031
$2.32
February 10, 2031
$2.29
March 10, 2031
$2.27
April 10, 2031
$2.25
May 8, 2031
$2.23
June 10, 2031
$2.20
July 10, 2031
$2.18
August 8, 2031
$2.16
September 10, 2031
$2.14
October 9, 2031
$2.11
November 10, 2031
$2.09
December 10, 2031
$2.09
January 8, 2032
$2.07
February 10, 2032
$2.06
March 10, 2032
$2.04
April 8, 2032
$2.03
May 10, 2032
$2.01
June 10, 2032
$1.99
July 9, 2032
$1.98
August 10, 2032
$1.96
September 10, 2032
$1.95
October 8, 2032
$1.93
November 10, 2032
$1.92
December 9, 2032
$1,001.91
In addition, assuming a monthly accrual period, the following table states the amount of OID that will accrue with respect to the notes during each calendar period, based upon our determination of the comparable yield and the projected payment schedule. The table does not account for adjustments to reflect the difference between the actual and projected amount of any payment you receive during each year.

PS-15 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
Calendar Period
Accrued OID During Calendar
Period (Per $1,000 Principal
Amount Note)
Total Accrued OID from Original
Issue Date (Per $1,000 Principal
Amount Note) as of End of
Calendar Period
December 10, 2025 through December 31, 2025…..
$2.65
$2.65
January 1, 2026 through December 31, 2026……….
$46.01
$48.66
January 1, 2027 through December 31, 2027……….
$44.58
$93.24
January 1, 2028 through December 31, 2028……….
$44.42
$137.67
January 1, 2029 through December 31, 2029……….
$44.71
$182.38
January 1, 2030 through December 31, 2030……….
$45.31
$227.69
January 1, 2031 through December 31, 2031……….
$46.16
$273.85
January 1, 2032 through December 9, 2032..……..
$44.41
$318.26
The comparable yield and projected payment schedule are determined solely to calculate the amount on which you will be taxed with respect to the notes in each year and are neither a prediction nor a guarantee of what the actual yield or timing of the payment or payments will be. The amounts you actually receive each year, including at maturity or earlier sale or exchange of your notes, will affect your income for that year, as described above under “Tax Treatment.”
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or

PS-16 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Reference Stocks” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among

PS-17 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the Common Stock of Advanced Micro Devices, Inc., the Class A Common
Stock of Coinbase Global, Inc. and the Common Stock of Oracle
Corporation
other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029706/ea153081_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.